Exhibit 99.1

Arrow Electronics Names Lily Yan Hughes as Senior Vice President and Chief Legal Officer

CENTENNIAL, Colo.--(BUSINESS WIRE)--July 1, 2019--Arrow Electronics, Inc. (NYSE:ARW) announced that Lily Yan Hughes has been named senior vice president and chief legal officer.

Ms. Hughes succeeds Gregory Tarpinian, and will report to Michael J. Long, chairman, president and chief executive officer.

Ms. Hughes previously served as senior vice president, chief legal officer, and corporate secretary of Public Storage, a New York Stock Exchange-listed real estate investment trust (REIT). Prior to joining Public Storage, Ms. Hughes served as vice president and associate general counsel of Ingram Micro, the world’s largest wholesale information technology and mobile devices distributor.

“Lily’s extensive international business and technology industry experience makes her the ideal executive to lead our global legal organization,” said Mr. Long. “I look forward to Lily’s contribution as a trusted advisor to the Board of Directors, the company, and me.”

Arrow Electronics guides innovation forward for over 200,000 leading technology manufacturers and service providers. With 2018 sales of $30 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.

Contacts

Contact:
Steven O’Brien
Vice President, Investor Relations
303-824-4544

Media Contact:
John Hourigan
Vice President, Global Communications
303-824-4586